EXHIBIT 23.3


Independent Auditors' Consent


THE BOARD OF DIRECTORS
NUTRASTAR, INCORPORATED
El Dorado Hills, California


We consent to the use in this Registration Statement of NutraStar, Incorporated (the Company) on Form SB-2 of our report, dated December 19, 2001 which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement, and of our report dated December 19, 2001 relating to the financial statement schedules appearing elsewhere in this Registration Statement.









/s/ HOOD & STRONG LLP

San Francisco, California
June 3, 2002








                                                                    EXHIBIT 23.3